Exhibit h(8)




                               FIRST AMENDMENT TO
                       TRANSFER AGENT SERVICING AGREEMENT


         THIS AMENDMENT, dated as of the 4th day of May, 2005, by and between Julius Baer Investment Funds, a Massachusetts Trust, and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company, as parties to the Transfer Agent Servicing Agreement dated July 19, 2004 (the "Agreement")

WHEREAS, the parties to the Agreement desire to amend the Agreement in the manner set forth herein;

         NOW THEREFORE, pursuant to section 9 of the Agreement, parties hereby amend the Agreement as follows:

         1. Effective as of the date of this Amendment, Exhibit A of the Agreement shall be replaced in its entirety by the Amended Exhibit A ("Amended Exhibit A") attached herein.

         2. Effective as of the date of this Amendment, Exhibit B of the Agreement shall be replaced in its entirety by the Amended Exhibit B ("Amended Exhibit B") attached herein.

         The Agreement, as amended, shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date first above written.


JULIUS BAER INVESTMENT FUNDS                     U.S. BANCORP FUND SERVICES, LLC


By: /s/ TONY WILLIAMS /S/ CRAIG M. GUINTA        By:  /s/ JOE D. REDWINE
    -------------------------------------             -------------------
        Tony Williams/ Craig M. Guinta                Joe D. Redwine
Title: President/ Chief Financial Officer        Title: President

                                     AMENDED
                                    EXHIBIT A
                                     TO THE
                             DISTRIBUTION AGREEMENT


                                   FUND NAMES


                             (Effective May 4, 2005)


                               SEPARATE SERIES OF
                          JULIUS BAER INVESTMENT FUNDS


                                 NAME OF SERIES
                                 --------------

                      Julius Baer International Equity Fund
                    Julius Baer International Equity Fund II
                       Julius Baer Total Return Bond Fund
                     Julius Baer Global High Yield Bond Fund

                                     Amended
                                    EXHIBIT B
                                     TO THE
                       TRANSFER AGENT SERVICING AGREEMENT

                                           (Effective May 4, 2005)
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                                    TRANSFER AGENT & SHAREHOLDER SERVICES
                                             ANNUAL FEE SCHEDULE
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

                                                            Insurance, records retention, microfilm/fiche
Service Charges to the Fund*                                ACH fees
                                                            Mailing, postage printing
   Shareholder Services Per Account Fee:                    Stationery, envelopes
                                                            Programming, special reports
                                                            Proxies, proxy services
   $14.25 /open account (includes telephone calls)          NSCC charges from DTCC
   $  2.50 /closed or zero balance account                  All other out-of-pocket expenses

   Subject to a minimum of $12,000/fund*
   $5,000 per additional class
                                                            Fees are billed monthly
   For the Julius Baer International Equity Fund II the
   schedule is as follows                                   * Subject to CPI increase, Milwaukee MSA.Service
                                                            Charges billed to shareholders
   Inception to Oct 30, 2005 -waived *

   Nov- Jan 2005 A class min  $6,000 $2,500 additional      IRA Fees (generally billed to shareholders)
   class  **                                                    $15.00 /qualified plan acct (Cap at
   Feb- June 2005 A class min $9,000 $3,500 additional      $30.00/SSN)
   class ***
   July 2005 (thereafter)                                   $12.00 /outgoing wires
   $12,000 A class $5,000 I class
                                                            Technology Charges

*subject to next tier if assets reach $50M+                     Fund Setup  $2,000 for new funds.
** subject to text tier if assets reach $100M+
***subject to next tier if assets reach $125+                   MFx - Report source - $1,500/year

Activity Charges                                                NSCC Service Interface
  AML New Account service - $1.00 per new account.              - Setup - $1,500/fund family
                                                                - Annual - $1,500/cusip
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

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

OUT-OF-POCKET COSTS -
Telephone toll-free lines, call transfers, etc.             Development/Programming - $150 /hour
  Telecommunications and Voice                              File Transmissions - subject to
  Services                                                  requirements
  - Service  Setup - $1,650 per AT&T                        Select reports (non-standard) - $300 per
  transfer                                                  select
  - VRU Setup - $500/fund family
  - VRU Maintenance - $1,200/year/cusip
  - $.35 /voice response call                               Conversion of Records - Included, but we
                                                            estimate our total conversion cost to be roughly
                                                            $60,000 to move 25,000+ accounts from your
                                                            current provider.
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